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                                                                    EXHIBIT 21.1


          SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2004 *

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Organization                                                         Jurisdiction
------------                                                         ------------
Atlantic Automotive Components, L.L.C.                              Michigan, U.S.A.
Visteon Receivables, LLC                                            Delaware, U.S.A.
SunGlas, LLC                                                        Delaware, U.S.A.
Visteon Climate Control Systems Limited                             Delaware, U.S.A.
Visteon Domestic Holdings, LLC                                      Delaware, U.S.A.
   Halla Climate Systems Alabama Corp.                              Delaware, U.S.A.
   LTD Parts, Incorporated                                          Tennessee,U.S.A.
   Visteon Technologies, LLC                                        Delaware, U.S.A.
   VC Regional Assembly & Manufacturing, LLC                        Delaware, U.S.A.
Visteon Export Services, Inc.                                       Barbados
Visteon Global Technologies, Inc.                                   Michigan, U.S.A.
   Visteon Holdings GmbH                                            Germany
      Visteon Deutschland GmbH                                      Germany
Infinitive Speech Systems Corp.                                     Delaware, U.S.A.
   Infinitive Speech Systems U.K. Limited                           England
VC Regional Assembly & Manufacturing                                Delaware, U.S.A.
Visteon International Holdings, Inc.                                Delaware, U.S.A.
   Autopal s.r.o.                                                   Czech Republic
   Brasil Holdings Ltda.                                            Brazil
      Visteon Sistemas Automotivos Ltda.                            Brazil
   Duck Yang Industry Co., Ltd.                                     Korea
   Halla Climate Control Corporation                                Korea
   Visteon International Trading (Shanghai) Co., Ltd.               China
   Jiangxi Fuchang Climate Systems, Ltd.                            China
   Visteon Climate Control (Beijing) Co., Ltd.                      China
   Visteon Engine Control System (Chongqing) Co. Ltd.               China
   Visteon Amazonas Ltda.                                           Brazil
   Visteon S.A.                                                     Argentina
   Visteon Asia Holdings, Inc.                                      Delaware, U.S.A.
   Visteon Japan, Ltd.                                              Japan
   Visteon Automotive Holdings, LLC                                 Delaware, U.S.A.
      Grupo Visteon, S. de R.L. de C.V.                             Mexico
         Aeropuerto Sistemas Automotrices S. de R.L de C.V.         Mexico
         Altec Electronica Chihuahua, S.A. de C.V.                  Mexico
         Autovidrio S.A. de C.V.                                    Mexico
         Carplastic S.A. de C.V.                                    Mexico
         Climate Systems Mexicana, S.A. de C.V.                     Mexico
         Coclisa S.A. de C.V.                                       Mexico
         Lamosa S.A. de C.V.                                        Mexico
   Visteon Automotive Systems India Private Limited                 India
   Visteon Powertrain Control Systems India Private Ltd.            India
   Climate Systems India Limited                                    India
   Visteon Canada Inc.                                              Canada
   Halla Climate Control Canada Inc.                                Canada
   Halla Climate Control (Portugal) Ar Condicionado, LDA            Portugal
   Visteon Caribbean, Inc.                                          Puerto Rico
   Visteon European Holdings Corporation                            Delaware, U.S.A.
      Visteon Holdings Espana SI                                    Spain

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
         Cadiz Electronica, S.A.                                    Spain
         Visteon Sistemas Interiores Espana, S.L.                   Spain
      Visteon Holdings France SAS                                   France
         Visteon Ardennes Industries SAS                            France
         Visteon Software Technologies SAS                          France
         Visteon Holdings Italia, s.r.l.                            Italy
               Visteon Interior Systems Italia SpA                  Italy
         Visteon Interior Systems Holdings France SAS               France
               Visteon Systemes Interieurs France, SAS              France
                  Reydel Limited                                    United Kingdom
   Visteon Hungary Kft                                              Hungary
   Visteon-Nichirin-Czech s.r.o                                     Czech Republic
   Visteon Philippines, Inc.                                        Philippines
   Visteon Poland S.A.                                              Poland
   Visteon Portugesa, Ltd.                                          Bermuda
   Visteon International Holding (BVI) Limited                      British Vir. Isles
   Visteon South Africa (Pty) Limited                               South Africa
   Visteon (Thailand) Limited                                       Thailand
   Halla Climate Control (Thailand) Company Limited                 Thailand
   Visteon UK Limited                                               England
Visteon Global Treasury, Inc.                                       Delaware, U.S.A.
Visteon LA Holdings Corp.                                           Delaware, U.S.A.
Visteon International Business Development, Inc.                    Delaware, U.S.A.

Visteon Systems, LLC                                                Delaware, U.S.A.
   Visteon AC Holdings Corp.                                        Delaware, U.S.A.

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  8   Other U.S. Subsidiaries
  9   Other Non-U.S. Subsidiaries
* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.